UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2026

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Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices, including zip code)
(408) 830-9742
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AOSL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2026, the Board of Directors (the “Board”) of Alpha and Omega Semiconductor Limited (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee, appointed Mr. Joshua Chien to serve as an independent director of the Board, effective immediately and until the Company’s 2026 annual general meeting of shareholders and until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Chien and any other person pursuant to which he was selected as a director, and there are no transactions involving Mr. Chien that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Chien currently serves as Executive Vice President, Product & Strategy Officer at Sonatus, Inc., an AI-enabling mobility software company spanning cloud to edge, where he leads product strategy and the expansion of the company’s platform into new verticals beyond automotive, in a fractional executive capacity through his advisory firm, DeoNow. From 2021 to April 2026, Joshua Chien served as Chief Commercial Officer of SMTC Corporation, a global electronics manufacturing services company, responsible for all revenue-generating functions including sales, marketing, account management, and Asia operations. From 2014 to 2020, Mr. Chien was Senior Vice President of Global Sales and Marketing of SMTC. Prior to that, Mr. Chien served in various positions at Sanmina Corporation from 2000 to 2014, including Vice President of Global Strategic Business Development and Customer Service. Mr. Chien holds a Bachelor of Arts in Economics from the University of California, Berkeley, and completed the Finance for Executives program at Harvard Business School.

In connection with his appointment as a director, Mr. Chien will receive the Company’s standard non-employee director cash and equity compensation under its amended and restated non-employee director compensation policy as approved by the Board, including (i) an annual cash retainer of $60,000 and (ii) an annual restricted share unit award with a value of $170,000, in each case payable pursuant to the terms of such policy. Mr. Chien will also enter into the Company’s standard form of indemnification agreement.

On July 10, 2026, the Company issued a press release announcing the appointment of Mr. Chien to the Board, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 10, 2026

Alpha and Omega Semiconductor Limited

By:	/s/ Yifan Liang
Name:	Yifan Liang
Title:	Chief Financial Officer and Corporate Secretary